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                                                                     Exhibit 3.2

                            CERTIFICATE OF RETIREMENT

                                       OF

                             CERTAIN PREFERRED STOCK

                                       OF

                             SEALED AIR CORPORATION

    (Pursuant to Section 243 of the General Corporation Law of the State of
                                   Delaware)

         SEALED AIR CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY THAT:

         FIRST: At a meeting of the Board of Directors of the Corporation a resolution was duly adopted which resolved that all shares of Series A Convertible Preferred Stock of the Corporation that are issued but not outstanding as of the close of business on December 8, 2000 shall be and are retired as shares of such Series A Convertible Preferred Stock.

         SECOND: Pursuant to such resolution, the Corporation has retired 7,732,137 shares of its Series A Convertible Preferred Stock.

         THIRD: The Certificate of Incorporation of the Corporation prohibits the reissuance of the above shares of Preferred Stock as shares of that Series A Convertible Preferred Stock, and provides that such shares shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors of the Corporation as shares of any one or more other series.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by William V. Hickey, its authorized President and Chief Executive Officer, and attested to by H. Katherine White, its Secretary, this 28th day of December, 2000.

                                               SEALED AIR CORPORATION

[Seal]                                         By:   /s/ WILLIAM V. HICKEY
                                                     ---------------------------
                                                     William V. Hickey
                                                     President and
ATTEST:                                              Chief Executive Officer

/s/ H. KATHERINE WHITE
---------------------------
H. Katherine White
Secretary